                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [x]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

    [x] PRELIMINARY PROXY STATEMENT
    [ ] DEFINITIVE PROXY STATEMENT
    [ ] DEFINITIVE ADDITIONAL MATERIALS
    [ ] SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12
    [ ] CONFIDENTIAL, FOR THE USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
        14a-6(e)(2))

                           QUAKER FABRIC CORPORATION
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    [x] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

    5) Total fee paid:
--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
--------------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

    3) Filing Party:
--------------------------------------------------------------------------------

    4) Date Filed:
--------------------------------------------------------------------------------

                                PRELIMINARY COPY

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                             -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 2000

                             -------------------

To: The Stockholders of QUAKER FABRIC CORPORATION

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of QUAKER FABRIC CORPORATION (the 'Company') will be held at the corporate offices of BankBoston, N.A., 100 Federal Street, Second Floor, Boston, MA 02110, on May 18, 2000 at 11:00 a.m. for the following purposes:

        1. To elect four directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;

        2. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 30, 2000;

        3. To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock to 40,000,000;

        4. To approve amendments to the Quaker Fabric Corporation 1997 Stock Option Plan (the 'Plan') to: a) increase the number of shares of Common Stock reserved for issuance pursuant to the Plan to 1,500,000, and b) to prohibit the repricing of options granted pursuant to the Plan; and

        5. To transact such other business as may properly be brought before the meeting and all adjournments thereof.

    The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

Fall River, Massachusetts
April 13, 2000

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                PRELIMINARY COPY

                           QUAKER FABRIC CORPORATION

                              941 GRINNELL STREET

                        FALL RIVER, MASSACHUSETTS 02721

                           --------------------------

                                PROXY STATEMENT

                          --------------------------

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 18, 2000

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quaker Fabric Corporation (the 'Company' or 'Quaker') for the Annual Meeting of Stockholders to be held on May 18, 2000 at 11:00 a.m., local time, at the corporate offices of BankBoston, N.A., 100 Federal Street, Second Floor, Boston, MA 02110. This Proxy Statement and the enclosed form of proxy were first sent to stockholders commencing on or about April 13, 2000. A copy of the Company's Annual Report for the fiscal year ended January 1, 2000 ('Fiscal 1999') is being sent to stockholders together with this Proxy Statement.

    The cost of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegram, by directors, officers and employees of the Company who will receive no additional compensation therefor. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

    A stockholder who executes the accompanying form of proxy may revoke it
(i) by written notice of revocation or a later dated proxy sent to the Company at 941 Grinnell Street, Fall River, Massachusetts 02721, Attn: Cynthia L. Gordan, Vice President, Secretary and General Counsel, and received by the Company prior to the vote, or (ii) by personal attendance and withdrawal of the proxy at the Annual Meeting of Stockholders. All shares represented by valid proxies received pursuant to the solicitation and prior to the meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification.

                         VOTING SECURITIES OUTSTANDING

    Only stockholders of record at the close of business on March 31, 2000 will be entitled to vote at the Annual Meeting of Stockholders. As of March 13, 2000, the Company had outstanding 15,690,309 shares of Common Stock, par value $0.01 per share (the 'Common Stock'), which are the only outstanding voting securities of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table describes, as of March 13, 2000, shares of the Company's Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock (and the respective addresses of such beneficial owners), (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current directors and officers of the Company as a group, based on information furnished by the respective entities and individuals.

                            NAME                               SHARES     PERCENT
                            ----                               ------     -------
Larry A. Liebenow(1)(2).....................................  3,012,094    18.4%
Anthony Degomes(1)(3).......................................  2,866,361    17.6%
J. Duncan Whitehead(1)(4)...................................  2,855,694    17.5%
Nortex Holdings, Inc.(5)....................................  2,824,094    17.4%
Elkin McCallum(6)...........................................  1,392,450     8.9%
Peter E. Salas(7)...........................................    971,500     6.2%
Dimensional Fund Advisors(8)................................    960,900     6.1%
Sangwoo Ahn(9)..............................................    510,414     3.2%
M. Beatrice Spires(1)(10)...................................    115,575     *
Jerry I. Porras(11).........................................     64,533     *
Eriberto R. Scocimara(12)...................................     20,833     *
Mark Hellwig(1)(13).........................................     20,810     *
All executive officers and directors as a group
  (12 persons)..............................................  4,315,473    25.4%

---------

 * Less than 1%

 (1) The address for the named individual is c/o Quaker Fabric Corporation, 941 Grinnell Street, Fall River, Massachusetts 02721.

 (2) Consists of (i) 95,000 shares of Common Stock owned directly by Mr. Liebenow, (ii) 93,000 shares of Common Stock which Mr. Liebenow will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Nortex Holdings. See footnote (1). Mr. Liebenow owns 70.5% of the outstanding shares of Nortex Holdings and is also the President and a director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (3) Consists of (i) 11,267 shares of Common Stock owned directly by Mr. Degomes, (ii) 31,000 shares of Common Stock which Mr. Degomes will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined) and (iii) the shares of Common Stock beneficially owned by Nortex Holdings. See footnote (1). Mr. Degomes owns 12.0% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (4) Consists of (i) 31,000 shares of Common Stock which Mr. Whitehead will have the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined), (ii) 600 shares of Common Stock held by Mr. Whitehead's children, and (iii) the shares of Common Stock beneficially owned by Nortex Holdings. See footnote (1). Mr. Whitehead owns 17.5% of the outstanding shares of Nortex Holdings and is also an officer and director of Nortex Holdings and, as such, may be deemed to beneficially own the shares owned by Nortex Holdings.

 (5) Consists of (i) 2,268,556 shares of Common Stock owned directly by Nortex Holdings, Inc. ('Nortex Holdings') and (ii) 555,538 shares which Nortex Holdings has the right to acquire upon exercise of the Nortex Option (as hereinafter defined). The address of Nortex Holdings is 941 Grinnell Street, Fall River, Massachusetts 02721.

 (6) Based solely upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2000. The address for Mr. McCallum is c/o Joan Fabrics Corporation, 100 Vesper Executive Park, Tyngsboro, MA 01879. Includes 792,450 shares of Common Stock held by Main Street Textiles, L.P.

 (7) Based solely upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on December 1, 1999. The address for Mr. Salas is c/o Dolphin Asset Management, 129 East 17th Street, New York, NY 10003.

 (8) Based solely upon information obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2000. The address for Dimensional Fund Advisors is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) Includes (i) 306,281 shares of Common Stock owned directly by Mr. Ahn,
     (ii) 20,833 shares which Mr. Ahn has the right to acquire within the next 60 days under stock option agreements between Mr. Ahn and the Company,
     (iii) 23,000 shares of Common Stock held by his children, (iv) 150,300 shares of Common Stock held by his spouse, and (v) 10,000 shares of Common Stock held by the Ahn Family Foundation. Mr. Ahn disclaims beneficial ownership of the shares owned by his children, his spouse, and the Ahn Family Foundation. The address for Mr. Ahn is c/o Morgan Lewis Githens & Ahn, Inc., Two Greenwich Plaza, Greenwich, Connecticut 06830.

(10) Consists of (i) 14,075 shares of Common Stock owned directly by Ms. Spires, (ii) 70,500 shares of Common Stock which Ms. Spires has the right to acquire upon the exercise of options granted under the 1993 Stock Option Plan (as hereinafter defined), and (iii) 31,000 shares which she has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).

(11) Consists of (i) 43,700 shares of Common Stock held in a family trust for which Dr. Porras acts as a trustee and (ii) 20,833 shares of Common Stock which Dr. Porras has the right to acquire within the next 60 days upon the exercise of options granted under stock option agreements between Dr. Porras and the Company. The address for Dr. Porras is c/o Stanford University Graduate School of Business, Stanford, California 94305.

(12) Consists solely of shares of Common Stock which Mr. Scocimara has the right to acquire within the next 60 days pursuant to stock option agreements between Mr. Scocimara and the Company. The address for Mr. Scocimara is c/o Hungarian-American Enterprise Fund, 666 Steamboat Road, Greenwich, Connecticut 06830.

(13) Consists of (i) 10,810 shares of Common Stock owned directly by Mr. Hellwig and (ii) 10,000 shares of Common Stock which Mr. Hellwig has the right to acquire within the next 60 days pursuant to the 1997 Stock Option Plan (as hereinafter defined).
                              -------------------

    Except as noted in the footnotes, the Company believes the beneficial holders listed in the table above have sole voting and investment power regarding the shares shown as being beneficially owned by them. Except as noted in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire such shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ('SEC'). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during Fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met, with the exception of one Form 4 for the month of July 1999 for Larry A. Liebenow that was filed with the SEC approximately one month later than required under the rules governing Form 4 filings. Form 4s are used to report transactions in an issuer's securities during a given month and are due to be filed with the SEC within ten days after the end of the month in which such transactions were made.

                               VOTING OF PROXIES

    Each stockholder is entitled to cast, in person or by proxy, one vote for each share of Common Stock held by such stockholder at the close of business on March 31, 2000. Stockholders do not have cumulative voting rights in the election of directors.

    On all matters submitted to the vote of the stockholders as described herein, a plurality (as to the election of the directors) and a simple majority (as to other matters) of the votes cast at the Annual Meeting will be determinative. Except, however, that passage of the proposal to amend the Company's Certificate of Incorporation requires affirmative votes by a majority of all outstanding shares. All proxies in the form enclosed received by management, including those as to which no preference is indicated, will be voted, in the absence of instructions to the contrary, (i) for election of the nominees listed under the next heading as directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors shall be duly elected and qualified, (ii) for ratification of the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending December 30, 2000 ('Fiscal 2000'), (iii) for approval of an amendment to the Company's Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock to 40,000,000, (iv) for approval of amendments to the 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan to 1,500,000 and to prohibit the repricing of options granted pursuant to the Plan, and (v) with respect to such other business as may properly come before the meeting (or any adjournment thereof) in accordance with the judgment of the persons designated in the proxy. In the unanticipated event that any of the persons nominated as director cannot be a candidate at the Annual Meeting, all such proxies received will be voted in favor of such substituted nominee as shall be designated by the Board of Directors.

    With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Pursuant to the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee, or in similar representative or fiduciary capacity with authority to vote, or (ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, the approval of the proposed amendments to the 1997 Stock Option Plan or the ratification of auditors, but will have the effect of a vote against the proposed amendment of the Certificate of Incorporation.

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

    A Board of four directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following four nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

                                                                                              BEGINNING
                                                                                           YEAR OF SERVICE
               NAME                 AGE                 POSITIONS/OFFICE                     AS DIRECTOR
               ----                 ---                 ----------------                     -----------
Sangwoo Ahn.......................  61    Chairman of the Board of Directors                    1993
Larry A. Liebenow.................  56    Director, President, and Chief Executive Officer      1989
Jerry I. Porras...................  61    Director                                              1997
Eriberto R. Scocimara.............  64    Director                                              1993

    All of the nominees are at present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or are withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

    Sangwoo Ahn. Mr. Ahn has served as a director of the Company since March 12, 1993 and as Chairman of the Board since May 19, 1993. Mr. Ahn has served as a general partner of MLGAL and its affiliate, Morgan Lewis Githens & Ahn, Inc., an investment banking firm, since 1982. Mr. Ahn also serves as a director of Kaneb Services, Inc., Kaneb Pipeline Partners, L.P., ITI Technologies, Inc., and PAR Technology Corp.

    Larry A. Liebenow. Mr. Liebenow has served as President, Chief Executive Officer, and a director of the Company since September 1989. From July 1983 until September 1989, Mr. Liebenow was Chairman of the Board and President of Nortex International, Inc. ('Nortex International'). From September 1971 to July 1983, Mr. Liebenow served as the Chief Operating Officer of Grupo Pliana, S.A., a Mexican yarn and upholstery fabric manufacturing concern. Mr. Liebenow is also a member of Eastern Utilities Associates' Board of Trustees.

    Jerry Ignacio Porras. Dr. Porras has served as a director of the Company since May 21, 1997. Dr. Porras is the Lane Professor of Organizational Behavior and Change at Stanford University's Graduate School of Business, where he has taught various courses on organizational behavior and change for the last twenty-six years. Since 1970, Dr. Porras has been the president of Jerry I. Porras Associates, Inc., a consulting firm which advises a wide variety of public and private organizations. Dr. Porras is also a co-owner of Stream Analytics, Inc., a software firm which develops applications for organizational diagnosis and change management. Dr. Porras also serves on the boards of directors of State Farm Auto Insurance Company, State Farm Life Insurance Company and State Farm General Insurance Company.

    Eriberto R. Scocimara. Mr. Scocimara has served as a director of the Company since December 14, 1993. Since April 1, 1994, Mr. Scocimara has been the President and Chief Executive Officer of the Hungarian-American Enterprise Fund, a private tax-exempt Delaware corporation established pursuant to Federal law for the purpose of promoting private enterprise in Hungary. Mr. Scocimara has been the President and Chief Executive Officer of Scocimara & Company, Inc., a financial consulting firm since 1984. Mr. Scocimara also serves as a director of Carlisle Companies Incorporated, Cofinec N.V., Euronet Services, Inc., Harrow Industries, Inc. and Roper Industries, Inc.

    During Fiscal 1999, the Board of Directors held six meetings. Each continuing director nominated by management for re-election attended at least 75% of the aggregate of such meetings and the meetings of all committees of which each is a member.

COMMITTEES

    The Board has established an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee, currently composed of Messrs. Ahn and Scocimara, meets periodically with management and the Company's independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Company is currently reviewing the Audit Committee's practices and will adopt all measures necessary to comply with the Audit Committee Disclosure rules recently prescribed by the Securities and Exchange Commission. The Compensation Committee, currently composed of Messrs. Ahn, Liebenow and Porras, reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all officers of the Company. The Stock Option Committee, currently composed of Messrs. Ahn and Porras, administers the Company's stock option plans.

DIRECTORS' REMUNERATION

    For their services as directors of the Company, each of Messrs. Ahn, Porras, and Scocimara is paid a $25,000 annual retainer and is entitled to receive a $1,000 fee for each Board and Committee meeting attended.

    Effective May 21, 1999, the Company granted to each of Messrs. Ahn, Porras and Scocimara an option, fully exercisable at any time prior to May 20, 2009, to purchase 10,000 shares of Common Stock at an exercise price of $5.375 per share. For a period of three months following the termination of directorship for any reason except for cause (as defined in each option agreement), the optionholder may exercise that portion of the option which was otherwise exercisable on the date of termination. Upon termination of the directorship for cause, all unexercised options would be forfeited.

    All directors are reimbursed for all out-of-pocket expenses incurred by them in connection with their attendance at Board and Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Liebenow, Ahn and Porras. Mr. Liebenow, who is President, Chief Executive Officer and a director of the Company, participates in all discussions and decisions regarding salaries, benefits and incentive compensation for all employees of the Company, except discussions and decisions relating to his own salary, benefits and incentive compensation.

                             EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by the Company for services rendered during 1997, 1998 and 1999 to the Chief Executive Officer of the Company and to each of the four other most highly compensated executive officers of the Company whose total cash compensation for 1999 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                                               ------------
                                                ANNUAL COMPENSATION             SECURITIES
                                           ------------------------------       UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR   SALARY($)      BONUS($)       OPTIONS(#)    COMPENSATION($)
      ---------------------------          ----   ---------      --------       ----------    ---------------
Larry A. Liebenow ......................   1999    600,000         --               --             46,482(8)
  President and Chief Executive Officer    1998    600,000         --             60,000(5)        46,482(9)
                                           1997    599,499        50,000(2)      135,000(6)        45,357(10)
Mark Hellwig ...........................   1999    240,000        36,000(3)         --            112,775(8)
  Vice President -- Supply Chain           1998     41,538(1)      --             50,000(7)         7,517(9)
  Management                               1997      --            --               --               --  (10)
M. Beatrice Spires .....................   1999    228,176         --               --             16,003(8)
  Vice President -- Styling and Design     1998    180,000         --             20,000(5)        11,200(9)
                                           1997    179,557        20,000(4)       45,000(6)        14,500(10)
Anthony Degomes ........................   1999    226,400         --               --             25,368(8)
  Vice President -- New Business           1998    223,024         --             20,000(5)        24,855(9)
  Development                              1997    219,095        20,000(4)       45,000(6)        24,233(10)
J. Duncan Whitehead ....................   1999    195,561         --               --             25,591(8)
  Vice President -- Research and           1998    185,000         --             20,000(5)        25,366(9)
  Development                              1997    182,633        20,000(4)       45,000(6)        24,690(10)

---------

 (1) Mr. Hellwig joined the Company, as an Executive Officer, during October
     1998.

 (2) Consists of a bonus paid in 1998 attributable to 1997 operations pursuant to the terms of the Employment Agreement (as hereinafter defined).

 (3) Consists of a bonus paid in 2000 attributable to 1999 operations.

 (4) Consists of payments made in 1998 to such officer pursuant to the Company's 1997 EIC Plan (as hereinafter defined).

 (5) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on November 2, 1998, the date of grant.

 (6) Represents an option to purchase shares of Common Stock granted by the Company to such officer pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on May 21, 1997, the date of grant.

 (7) Represents an option to purchase shares of Common Stock granted by the Company to Mr. Hellwig pursuant to the 1997 Stock Option Plan (as hereinafter defined). All such options vest over a five-year period which began on October 19, 1998, the date of the grant.

 (8) Includes the Company's payment of $36,000, $14,400, $11,850, $13,584 and
     $11,325 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Messrs. Liebenow and Hellwig, Ms. Spires, Mr. Degomes and Mr. Whitehead, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires' and Mr. Whitehead's accounts under the Company's 401(k) plan; the Company's payment of $10,082, $11,784 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow, Degomes and Whitehead, respectively; the Company's
                                              (footnotes continued on next page)

(footnotes continued from previous page)

     payment of $98,375 to Mr. Hellwig as a moving and relocation allowance; and $3,753 of imputed interest with respect to a $75,000 loan, with a five year repayment period, made by the Company to Ms. Spires in 1998.

 (9) Includes the Company's payment of $36,000, $3,600, $10,800, $13,071 and
     $11,100 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Messrs. Liebenow and Hellwig, Ms. Spires, Mr. Degomes and Mr. Whitehead, respectively, under the Company's Retirement Plan (as hereinafter defined); the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires and Mr. Whitehead's accounts under the Company's 401(k) plan; and the Company's payment of $10,082, $11,784 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow, Degomes and Whitehead, respectively, and the Company's payment of $3,917 to Mr. Hellwig as a moving and relocation allowance.

(10) Includes the Company's payment of $34,875, $14,100, 12,450 and $10,425 to cover insurance premiums on the split dollar insurance policies being used to informally fund the Company's obligations to Mr. Liebenow, Ms. Spires, Mr. Degomes and Mr. Whitehead, respectively, under the Company's Retirement Plan; the Company's contribution of $400 to each of Mr. Liebenow's, Ms. Spires and Mr. Whitehead's accounts under the Company's 401(k) plan; and the Company's payment of $10,082, $11,784 and $13,866 in insurance premiums due with respect to certain personal life and disability insurance policies owned by Messrs. Liebenow, Degomes and Whitehead, respectively. Mr. Hellwig was not employed by the Company in 1997.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    There were no option/SAR grants by the Company to its executive officers in 1999.

OPTION/SAR EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the fiscal year-end value of unexercised options held by the executives named in the Summary Compensation Table.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF       NUMBER OF        VALUE OF THE       VALUE OF THE
                                                           SECURITIES      SECURITIES     UNEXERCISED IN-    UNEXERCISED IN-
                                                           UNDERLYING      UNDERLYING        THE-MONEY          THE-MONEY
                                SHARES                    OPTIONS/SARS    OPTIONS/SARS      OPTIONS/SARS       OPTIONS/SARS
                               ACQUIRED                   AT FY-END(#)    AT FY-END(#)    AT FY-END($)(1)    AT FY-END($)(1)
                                  ON           VALUE      ------------   --------------   ----------------   ----------------
           NAME              EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
---------------------------  -----------    -----------   -----------    -------------      -----------       -------------
Larry A. Liebenow..........     --             --           391,654(2)       --              1,351,206            --
                                --             --            54,000(3)       81,000(3)         --                 --
                                --             --            12,000(6)       48,000(6)         --                 --

Mark Hellwig...............     --             --            10,000(5)       40,000(5)         --                 --
                                --             --            --              --                --                 --
                                --             --            --              --                --                 --

M. Beatrice Spires.........     --             --            70,500(4)       --                144,666            --
                                --             --            18,000(3)       27,000(3)         --                 --
                                --             --             4,000(6)       16,000(6)         --                 --
Anthony Degomes............     --             --            66,664(2)       --                229,991            --
                                --             --            18,000(3)       27,000(3)         --                 --
                                --             --             4,000(6)       16,000(6)         --                 --
J. Duncan Whitehead........     --             --            97,219(2)       --                335,406            --
                                --             --            18,000(3)       27,000(3)         --                 --
                                --             --             4,000(6)       16,000(6)         --                 --

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Based on a closing sales price of $4.25 per share as quoted on the Nasdaq National Market on December 31, 1999, the last trading date in Fiscal 1999.

(2) Represents the indicated person's proportionate interest (based upon ownership of Nortex Holdings shares) in options granted by the Company to Nortex Holdings (the 'Nortex Option'). The exercise price of the shares covered by each option is $0.80 per share and the Nortex Option covers a total of 555,538 shares of Common Stock.

(3) Represents options granted by the Company on May 21, 1997 to certain executive officers of the Company (the '1997 Stock Option Plan'). The exercise price of the shares covered by each option is $10.17 per share. The 1997 Stock Option Plan currently covers a total of 700,000 shares of Common Stock.

(4) Represents options granted by the Company on April 13, 1993 to certain executive officers of the Company (the '1993 Stock Option Plan'). The exercise price of the shares covered by each option is $2.75 per share as to 60% of the shares purchasable upon exercise of the option and $1.37 per share as to 40% of the shares purchasable upon exercise of the option and the 1993 Stock Option Plan currently covers a total of 318,391 shares of Common Stock.

(5) Represents options granted by the Company on October 19, 1998 to Mr. Hellwig pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $4.25 per share.

(6) Represents options granted by the Company on November 2, 1998 to certain executive officers of the Company pursuant to the 1997 Stock Option Plan. The exercise price of the shares covered by each option is $7.25 per share.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

    The Company is a party to an Employment Agreement, amended as of February 24, 1997, and further amended as of December 17, 1999 (the 'Employment Agreement'), with Larry A. Liebenow pursuant to which Mr. Liebenow serves as President and Chief Executive Officer of the Company on a full-time basis for the period ending March 12, 2002, subject to an automatic three-year extension unless terminated by the Company upon one year's prior notice.

    Mr. Liebenow may terminate the Employment Agreement at any time upon three months' prior notice. The Employment Agreement provides for a base salary of $600,000 (effective January 1, 1997), subject to annual increases as may be determined by the Board, as well as certain benefits and reimbursement of expenses. The Employment Agreement provides for annual bonuses in such amounts as the Board shall determine. Pursuant to the Employment Agreement, the Company has the right to terminate Mr. Liebenow's employment only for cause (as defined in the Employment Agreement). Upon voluntary termination of employment by Mr. Liebenow, termination of his employment for cause (other than conviction of a crime involving moral turpitude) or termination of his employment for any other reason (other than conviction of a crime involving moral turpitude), Mr. Liebenow will receive a lump sum payment equal to three times his prior year's base salary plus any bonus paid or payable with respect to the prior year. If the Employment Agreement had terminated as of January 1, 2000, Mr. Liebenow would have been entitled to receive $1,800,000. Payments and benefits payable to Mr. Liebenow as a result of a change-in-control are grossed up to offset applicable Federal excise taxes. The Employment Agreement also provides for the continuation of his salary through March 12, 2002 in the event Mr. Liebenow dies or becomes disabled or incapacitated. In addition, the Employment Agreement prohibits Mr. Liebenow from disclosing or using any confidential information of the Company or competing with the Company during the period of his employment and for one year thereafter.

    Effective December 17, 1999, the Company entered into change-in-control agreements (the 'CIC Agreements') with each of its vice presidents. The CIC Agreements provide that in the event of the termination of employment of a vice president in connection with a change-in-control of the Company, as that term is defined in the CIC Agreements, then such vice president would be entitled to a lump sum payment equal to one and one-half times the base salary and any bonus payable for the year preceding the change-in-the-control, plus certain other benefits. If the employment relationships of Mr. Hellwig, Ms. Spires, Mr. Degomes and Mr. Whitehead had terminated on January 1, 2000 as a result of a change-in-control, they would have received $360,000, $375,000, $339,600 and $300,000, respectively, under the CIC Agreements. There would have been no payments attributable to any bonus for 1999.

INCENTIVE COMPENSATION PLAN

    The Company's annual executive incentive compensation plans (the 'EIC Plans'), in which all the Company's Vice Presidents participate, are designed to encourage the executives to work effectively together as a team and to establish a clear relationship between the Company's financial performance and overall executive compensation levels. Prior to 1999, the Compensation Committee had based the formula for the EIC Plan bonus pools on a percentage (which, in the previous three years, had ranged from 3 to 7%) of the amount by which the Company's Adjusted Pre-tax Income during the applicable EIC Plan year exceeded the preceding year's Adjusted Pre-tax Income, subject to a maximum bonus pool equal to 25% of the aggregate base salaries paid to all EIC Plan participants during the applicable EIC Plan year. Each EIC Plan participant's actual allocable share of the bonus pool was determined by Quaker's President and reviewed by the Compensation Committee. Bonus pools have historically been distributed equally to each EIC participant, rather than based upon individual performance, to further promote teamwork among the Company's executives.

    The Company's 1999 EIC Plan was designed to encourage teamwork while also providing recognition of individual contributions. Pursuant to the terms of the 1999 EIC Plan, the Company's President and each Vice President would have been entitled to receive a cash bonus equal to 25% of his/her base salary if the Company had achieved its 1999 net income objectives and the Company officer had met his/her individual goals and objectives, with 80% of the executive's bonus based upon achieving the Company's 1999 net income goal and 20% based on individual performance.

    The formulas resulted in a bonus pool of approximately $160,000 for EIC Plan year 1997, no bonus pool for EIC Plan year 1998 and no bonuses paid with respect to EIC Plan year 1999. No payments are permitted under the EIC Plan to participants who resigned or were terminated for cause during the applicable EIC Plan year. Pro rata distributions would have been made with respect to any participant who died, retired, or whose employment was terminated without cause during the applicable EIC Plan year.

    It is anticipated that the Company will continue, annually, to establish executive incentive compensation plans similar to those described above.

DEFERRED COMPENSATION PLAN

    On July 16, 1992, the Company established a Deferred Compensation Plan (the 'Retirement Plan'), for the benefit of all of the Company's executive officers. Pursuant to the provisions of the Retirement Plan, the Company has agreed to provide certain benefits to each plan participant based on the value of accumulated contributions made under the Retirement Plan on their behalf and split-dollar variable life insurance contracts insuring the lives of each plan participant have been purchased to informally fund the Company's obligations under the Retirement Plan. The Company has established an irrevocable 'grantor' trust for the purpose of accumulating the amounts needed to pay benefits under the Retirement Plan and to hold the variable life insurance contracts. The Company has agreed to make annual contributions to the trust in an amount equal to 6% of the base salaries of all plan participants (or such higher amount as the Board of Directors may determine). The assets of the trust will be considered to be assets of the Company for purposes of satisfying the claims of the Company's general creditors.

    Among the benefits provided to each plan participant are a pre-retirement death benefit, a monthly retirement benefit payable over a 15-year period for a participant who terminates employment after attaining age 55 and completing at least five years of plan participation, and certain other amounts payable pursuant to the provisions of the Retirement Plan in the event a plan participant's employment with the Company is terminated as a result of a change-in-control, or the plan participant's employment with the Company is terminated prior to attaining age 55 and completing five years of plan participation. The Retirement Plan was amended as of December 17, 1999 to make all balances due immediately payable in the form of a single lump sum payment in the event of a change-in-control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Company's executive compensation program is based on the philosophy that a performance-based program that encourages ownership in the Company and provides management with meaningful economic incentives to improve the Company's financial performance will ensure both an annual and a long-term perspective by the management team. With this in mind, the program objectives are:

     To provide a competitive compensation program in order to attract, motivate, reward, and retain qualified personnel for positions of substantial responsibility.

     To serve as a management tool in focusing and directing the energies and efforts of key executives toward achieving individual and corporate objectives.

     To provide a long-term incentive for the executive to continue providing service to the Company by linking the success and prosperity of the individual to the success and prosperity of the Company.

    The Compensation Committee achieves these objectives through periodic performance reviews and related adjustments to the base salaries of the Company's executives, through cash bonuses awarded pursuant to the Company's annual incentive compensation plans, and through the Retirement Plan and stock option plans.

    Generally, when new executives are recruited by the Company, salary offers are based upon a review of the current salaries of the candidates, an assessment of their relative qualifications and a judgment of what salary would be required to hire a selected candidate. Thereafter, annual increases in each executive's salary are based upon the Company's overall performance, as well as upon an evaluation of the executive's individual performance. The performance measures used for performance evaluation purposes include both subjective measures, such as the attainment of agreed-upon departmental or corporate objectives, and various quantitative measures, such as the attainment of sales, productivity, or expense goals.

    In addition, while the performance measures used to evaluate each executive's performance vary from executive to executive, depending upon the executive's specific corporate responsibilities, they are, in every case, a function of the Company's strategy, business plan, and operating objectives for the year. For example, the performance criteria used to measure the performance of the Company's vice president of sales and marketing include, but are not limited to, sales and order rates in relationship to the Company's operating objectives for the period, expansion of the Company's international business pursuant to the Company's export strategy, market reaction to the introduction of new Company products, and maintaining department staffing levels at or below the Company's employment level objectives.

    The annual salary increases awarded to the Company's executives are generally higher, on a percentage basis, in years when the Company's overall performance has been good, and lower in those years when the Company's overall performance has not been as good. In addition, the Compensation Committee takes various external factors into consideration when reviewing the annual increases to be awarded to the Company's executives. These external factors include an evaluation of general economic conditions, the rate of inflation, and market demand for executives with skills comparable to those of the Company's senior managers.

    The Company's annual executive incentive compensation plans are designed to encourage the Company's executives to work effectively together as a team to maximize the Company's profitability. With the exception of a guaranteed bonus paid to Mr. Hellwig in 2000 pursuant to the terms of the initial offer of employment made to Mr. Hellwig by the Company in 1998, no bonus payments were made to any corporate officers with respect to the Company's fiscal 1998 and 1999 operations. The 1997 Executive Incentive Compensation Plan (the '1997 EIC Plan') provided for a bonus pool equal to 5% of the amount by which the Company's 1997 Adjusted Pre-Tax Income exceeded the Company's 1996 Adjusted Pre-Tax Income, subject to a maximum contribution equal to 25% of the aggregate base salaries paid to all 1997 EIC Plan participants during 1997. Each individual executive received an equal portion of the bonus pool. Based on the bonus pool formula in the 1997 EIC Plan, a bonus pool of approximately $160,000 resulted.

    The Retirement Plan provides a benefit which vests over five years and is based on accumulated contributions to the Plan over the executive's entire period of service. The level of contributions for any year is determined by a formula based on the executive's base salary for that year. This Plan is intended to provide each executive with an incentive to remain with the Company and to perform in a manner which will result in continuing salary increases.

    The stock option plans offer the Company's executives an incentive to perform in a manner which will result in an increasing price for the Company's stock, since the value of the options granted pursuant to these plans is directly related to the value of the Company's common stock. Options vest over a period of five years and, therefore, provide each executive with an incentive to remain with the Company. In determining the persons who are to receive options, the Compensation Committee considers the person's position, responsibilities, years of service, and accomplishments, as well as the individual's present and future value to the Company, the anticipated length of his future service, and other relevant factors. Options were granted to the Company's executives under the 1993 Stock Option Plan and the 1997 Stock Option Plan (as herein defined) to provide each with a direct stake in the success of the Company and to support the Company's efforts to attract and retain qualified employees.

    Pursuant to the terms of the Employment Agreement, the Company's Compensation Committee reviews Mr. Liebenow's salary annually and concurrently determines what cash bonus, if any, should be paid to him with respect to the Company's performance during the fiscal year immediately preceding the review date. These reviews take place shortly after the Company's audited financial statements for the prior fiscal year become available and the salary increases and bonuses awarded to Mr. Liebenow are based on the Compensation Committee's evaluation of the Company's operating and financial performance under Mr. Liebenow's leadership during the review period, as measured by revenues and net income for the review period compared to (i) the business plan for the review period and, (ii) revenues and net income for the period immediately prior to the review period. In February 1997, Mr. Liebenow's base salary was increased in accordance with the criteria set forth above and his bonus for Fiscal 1997 was determined by the Compensation Committee and deemed to be appropriate, from a total compensation standpoint, in light of the Company's financial performance during the period. There have been no adjustments to Mr. Liebenow's base salary since February 1997, and no bonus payments were made to him with respect to the Company's Fiscal 1998 or 1999 operations.

                                          Compensation Committee

                                          SANGWOO AHN
                                          LARRY A. LIEBENOW
                                          JERRY I. PORRAS

PERFORMANCE GRAPH

    The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG QUAKER FABRIC CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX


                              [PERFORMANCE GRAPH]


         COMPANY/INDEX/MARKET           12/30/94   12/30/95   01/04/97   01/03/98   01/02/99   01/01/00
         --------------------           --------   --------   --------   --------   --------   --------
Quaker Fabric.........................  $100.00    $ 68.63    $108.82    $149.02    $ 73.49    $ 49.97
Peer Group Index......................   100.00     104.93      98.32     119.47      83.63      34.78
NASDAQ Market Index...................   100.00     129.71     161.18     197.16     278.08     490.46

    The above graph compares the cumulative total stockholder return for the Company's Common Stock for the period beginning December 30, 1994 and ending January 1, 2000 with the comparable returns of two indexes. The first index is the NASDAQ Market Index (NMS Industrials) and the second is a peer group consisting of companies which were formed for purposes similar to that of the Company (Burlington Industries Equity, Inc. (NYSE symbol 'BUR'), Collins & Aikman Corporation ('C&A') (NYSE symbol ('CKC'), Culp Inc. (NYSE symbol 'CFI'), and Johnston Industries, Inc. (NYSE symbol 'JII'). C&A is not represented in the graph after January 4, 1997. C&A sold its Mastercraft division during 1997; as a result, C&A is no longer included in the Company's peer group).

    For purposes of this comparison, the cumulative total stockholder return of each issuer within the peer group has been weighted according to the respective issuer's stock market capitalization at the beginning of the period
(December 30, 1994). This comparison assumes $100 invested on December 30, 1994 in the Company's Common Stock and $100 invested in each of the indexes. This comparison also assumes that all dividends have been reinvested.

CERTAIN TRANSACTIONS

    In 1998, the Company made a $75,000 loan to Ms. Spires in connection with the purchase of a home. Under the terms of the promissory note evidencing the loan, Ms. Spires must repay the full principal amount in sixty equal installments, commencing January 1, 2001. Interest is imputed on the loan at the applicable short-term federal rate.

                                  PROPOSAL 2.
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent accountants, to be the independent auditors of the accounts of the Company for Fiscal 2000 and recommends to stockholders that they vote for ratification of that appointment.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  PROPOSAL 3.
            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 20,000,000 shares to 40,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to the Company's Certificate of Incorporation effecting the proposed increase.

    As of March 13, 2000, approximately 15,690,309 shares were issued and outstanding (including treasury shares) and approximately an additional 4,200,460 shares were reserved for issuance upon the exercise of certain options and rights. Accordingly, a total of approximately 109,231 shares of Common Stock are available for future issuance.

    The Board of Directors believes it continues to be in the best interests of the Company to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional shares for issuance from time to time in the Board's discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid related separate amendments to the Company's Certificate of Incorporation and the delay and expenses incurred in holding separate special meetings of stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements concerning future acquisitions that would require the Company to issue new shares of Common Stock. Depending upon the circumstances in which such additional shares of Common Stock are issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, or proxy contest. Management is not aware of any takeover attempt at this time.

    The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve the amendment of the Company's Certificate of Incorporation. The Board of Directors recommends a vote IN FAVOR of the approval of the amendment of the Company's Certificate of Incorporation. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

                                  PROPOSAL 4.
       AMENDMENTS OF THE QUAKER FABRIC CORPORATION 1997 STOCK OPTION PLAN

Proposed Amendments

    On March 27, 2000, the Board of Directors of the Company adopted amendments to the Quaker Fabric Corporation 1997 Stock Option Plan, as amended (the 'Option Plan'), subject to the approval of stockholders by the affirmative vote of the majority of the total votes cast on the proposal, either in person or by proxy. The purpose of the amendments to the Option Plan is to (i) increase the number of shares of Common Stock reserved for issuance under the Option Plan from 750,000 shares of Common Stock (as adjusted to reflect a 3-for-2 stock split paid June 19, 1998) to a maximum aggregate amount of

1.5 million shares of Common Stock (subject to adjustment to reflect certain corporate transactions), and (ii) prohibit the repricing of options granted pursuant to the Option Plan. No other changes to the Option Plan were proposed or adopted by the Board of Directors of the Company, and no other changes to the Option Plan are the subject of approval by the stockholders of the Company as part of this Proxy Statement. The following description is qualified in its entirety by the provisions of the Option Plan, as amended, a copy of which is annexed hereto as Appendix B and, subject to the approval of the Company's stockholders, the amendments to the Option Plan, a copy of which is annexed hereto as Appendix A.

    The Option Plan is intended to provide participating officers and key employees with a more direct stake in the success of the Company and to support the Company's efforts to attract and retain qualified employees. The Board of Directors believes that the proposed amendments are in the best interests of the Company. As of March 13, 2000, out of the current 750,000 shares of Common Stock available under the Option Plan to grant stock options, options to purchase 700,000 shares of Common Stock had been granted under the Option Plan of which none have been exercised or expired. The amendment increasing the maximum aggregate number of shares of Common Stock to 1.5 million shares will enable the Company to make additional option grants and further incentivize participating officers and key employees. The amendment prohibiting repricing will further align the participants with the Company's stockholders and will enable the Company to avoid potential adverse accounting treatment triggered by the repricing of stock options.

    The Option Plan provides for the grant of nonqualified stock options to officers and key employees of the Company and its subsidiaries. Grants of incentive stock options are not permitted. Shares subject to any option which terminates or expires unexercised shall be available for subsequent grants. The maximum number of shares with respect to which options may be granted to a person under the Option Plan during any calendar year may not exceed 150,000 (subject to adjustment to reflect certain corporate transactions). To the extent that shares of Common Stock for which stock options are permitted to be granted to an individual during a calendar year are not covered by a stock option grant in such calendar year, such shares shall automatically increase the number of shares available for the grant of stock options to such individual in subsequent calendar years.

    The Option Plan is administered by a sub-committee of the Compensation Committee of the Board of Directors (the 'Committee'), which is intended to be comprised solely of two or more directors qualifying as 'outside directors' under Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code') and 'non-employee' directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). The Committee will have full authority and discretion, subject to the terms of the Option Plan, to determine those individuals eligible to receive stock options, the number of shares of Common Stock covered by stock options, and the terms and conditions, not inconsistent with the Option Plan, of stock options, Terms and conditions of awards will be set forth in written stock option agreements.

    The Board of Directors may amend or terminate the Option Plan, except that no amendment may, without approval of the stockholders of the Company, (i) increase the maximum individual number of shares of Common Stock with respect to which options may be granted in any calendar year (except to account for certain corporate transactions), (ii) change the classification of employees eligible to receive options, (iii) extend the maximum option period, or (iv) require stockholder approval in order for the Option Plan to continue to comply with the applicable provisions of Section 162(m) of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company to increase the aggregate number of shares of Common Stock that may be issued under the Option Plan. In addition, subject to the provisions of the Option Plan, no amendment may adversely affect the right of an optionee or other person holding an option theretofore granted without the consent of the optionee or such other person, as the case may be. No new options may be granted under the Option Plan on or after the tenth anniversary of its effective date (i.e. after February 24, 2007).

    Pursuant to Amendment No. 1 to the Option Plan, adopted by the Board of Directors of the Company on July 25, 1997, the exercise price of options granted under the Option Plan will be determined by the Committee at the time of grant but shall not be less than the greater of (i) the par value of the Common Stock on the date of grant and (ii) the Fair Market Value of the Common Stock on the date of grant. The Option Plan provides that, unless the Committee determines otherwise at grant, each option will vest in equal annual installments over a five-year period. Unless otherwise determined by the Committee, for a period of the lesser of ninety days (or one year in the case of death, disability (as defined in the Option Plan) or retirement (as defined in the Option Plan)) or the remaining term of an option, following the termination of employment for any reason other than voluntary termination or termination for cause (as defined in the Option Plan), an optionholder may exercise any unexercised option to the extent such option is then exercisable. Unless otherwise determined by the Committee, for a period of the lesser of thirty days or the remaining term of an option following a voluntary termination of employment, an optionholder may exercise any unexercised option to the extent such option is then exercisable. Unless the Committee determines otherwise at grant, upon termination of employment for cause, all unexercised options (whether or not vested) are forfeited. The options are exercisable for not more than ten years from the date of grant. Upon the occurrence of a change in control of the Company (as defined in the Option Plan), all options granted will become immediately exercisable in full, except as otherwise provided in an option agreement or as otherwise determined by the Committee.

Certain Federal Income Tax Consequences.

    The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Option Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any social security tax, state or local tax or estate tax consequences that may be applicable.

    In general, holders of options will immediately upon exercise of an option realize ordinary income on the excess of the fair market value of the Common Stock acquired upon the date of exercise over the exercise price. Subject to the possible application of Section 162(m) of the Code (as described below), the Company will be entitled to a tax deduction equal to the amount of ordinary income realized by an optionholder at the time the optionholder recognizes such income.

    Upon the sale of shares of Common Stock received upon the exercise of an option, the holder will realize a capital gain (or loss) based on the difference between the sale price and the fair market value on the exercise date. The gain or loss will be long-term or short-term depending on whether the shares have been held for more than one year prior to sale.

    In addition, (i) any officers and directors of the company subject to
Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1 million limitation on deductible compensation), and (iii) in the event the vesting of any stock options is accelerated because of a change of control, such vesting shall be treated as payments relating to the stock options (or a portion thereof), which either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code and may also be nondeductible by the Company and subject to excise taxes.

    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for certain compensation in excess of $1 million per year paid to its chief executive officer and four other most highly compensated executive officers who are employed at the end of the taxable year, subject to certain exceptions. Options will generally qualify under the performance-based compensation exception to the deduction limitation of Code
Section 162(m) if (i) they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period, (ii) the plan under which the options are granted is approved by stockholders and is administered by a committee comprised solely of outside directors, and (iii) the excercise price of the options is no less than the fair market value of the common stock on the date of grant. The Option
Plan is intended to satisfy these requirements.

    On March 27, 2000, the Committee decided to grant, on the date of stockholder approval, a stock option to Mr. Liebenow to purchase 60,000 shares of Common Stock subject to stockholder approval of the amendments to the Option Plan and to also grant on the date of stockholder approval to each of Messrs. Hellwig, Degomes and Whitehead and Ms. Spires stock options to purchase 20,000 shares of Common Stock subject to stockholder approval of the amendments to the Option Plan. In the aggregate, the Committee decided to grant, on the date of shareholder approval, options to purchase 220,000 shares of Common Stock to officers, subject to stockholder approval of the amendments to the Option Plan. The exercise price of these options will be the fair market value of the Common Stock on the date of grant (i.e., the date of stockholder approval).

    The affirmative vote of a majority of the total votes cast on the proposal in person or by proxy is required to approve the adoption of the amendments to the Option Plan. The Board of Directors recommends a vote IN FAVOR of the approval of the amendments to the Option Plan. If not otherwise specified, proxies will be voted IN FAVOR of this proposal.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Company is not aware of any other matters to be brought before the Annual Meeting. However, if other matters do come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

    Any stockholder of the Company who desires to present a proposal at the 2001 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting must submit the proposal to the Company at its principal executive offices on or before December 17, 2000.

                                          By Order of the Board of Directors


                                          CYNTHIA L. GORDAN
                                          Vice President, Secretary and
                                          General Counsel

April 13, 2000

                                   APPENDIX A

         AMENDMENTS TO QUAKER FABRIC CORPORATION 1997 STOCK OPTION PLAN

    1. Section 4.1(a) of the Quaker Fabric Corporation 1997 Stock Option Plan is amended and restated in its entirety, effective March 27, 2000, subject to the approval of the Company's stockholders, to read as follows:

    '(a) General Limitation. The aggregate number of shares of Common Stock which may be issued under the Plan with respect to which Stock Options may be granted shall not exceed one million five hundred thousand (1,500,000) shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full or if the Company repurchases any Option pursuant to Section 6.2(e), the number of shares of Common Stock underlying the repurchased Option and/or the number of shares of Common Stock underlying any unexercised Option shall again be available under the Plan.'

    2. Section 6.2(f) of the Quaker Fabric Corporation 1997 Stock Option Plan is amended and restated in its entirety, effective March 27, 2000, subject to the approval of the Company's stockholders, to read as follows:

    '(f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of Stock Option agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (up to the extent not theretofore exercised), provided, however, that notwithstanding anything herein to the contrary, the Committee shall not be permitted to reprice any Option hereunder whether by the cancellation of an Option and grant of a new Option or by the amendment of the exercise price of an Option.'

                                                                      APPENDIX B

                           QUAKER FABRIC CORPORATION
                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I.     PURPOSE.....................................................   B-1
ARTICLE II.    DEFINITIONS.................................................   B-1
ARTICLE III.   ADMINISTRATION..............................................   B-2
ARTICLE IV.    SHARE AND OTHER LIMITATIONS.................................   B-4
ARTICLE V.     ELIGIBILITY.................................................   B-5
ARTICLE VI.    STOCK OPTION GRANTS.........................................   B-5
ARTICLE VII.   NON-TRANSFERABILITY.........................................   B-7
ARTICLE VIII.  CHANGE OF CONTROL PROVISIONS................................   B-7
ARTICLE IX.    TERMINATION OR AMENDMENT OF THE PLAN........................   B-9
ARTICLE X.     UNFUNDED PLAN...............................................   B-9
ARTICLE XI.    GENERAL PROVISIONS..........................................   B-9
ARTICLE XII.   EFFECTIVE DATE OF PLAN......................................  B-11
ARTICLE XIII.  TERM OF PLAN................................................  B-11
ARTICLE XIV.   NAME OF PLAN................................................  B-11

                           QUAKER FABRIC CORPORATION
                             1997 STOCK OPTION PLAN

                                   ARTICLE I.
                                    PURPOSE

    The purposes of the Quaker Fabric Corporation 1997 Stock Option Plan (the 'Plan') are to enhance the profitability and value of Quaker Fabric Corporation (the 'Company') for the benefit of its stockholders by enabling the Company to grant Stock Options to officers and key employees of the Company and its Designated Subsidiaries and to create a means to raise the level of stock ownership by such officers and key employees in order to attract, retain and reward such officers and key employees. The Plan is effective as of the date set forth in Article XII.

                                  ARTICLE II.
                                  DEFINITIONS

    For purposes of the Plan, the following terms shall have the following meanings:

        2.1 'Board' shall mean the Board of Directors of the Company.

        2.2 'Cause' shall mean the occurrence of any of the following circumstances, as determined by the Committee in its sole discretion:
    (i) habitual neglect by a Participant with respect to his obligations and duties, which continues after a written notice specifically identifying such conduct is delivered to the Participant, (ii) dishonesty, gross negligence or misconduct in connection with a Participant's employment with the Company or its Designated Subsidiaries, or (iii) breach of fiduciary duty to the Company or its Designated Subsidiaries by a Participant.

        2.3 'Change of Control' shall have the meaning set forth in Article
    VIII.

        2.4 'Code' shall mean the Internal Revenue Code of 1986, as amended.

        2.5 'Committee' shall mean a committee of the Board appointed from time to time by the Board, which committee shall be intended to consist of two
    (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act as then in effect or any successor provisions ('Rule 16b-3'), a 'non-employee director' as defined in Rule 16b-3 and, to the extent required by the exception for performance-based compensation under Section 162(m) of the Code and any regulations thereunder ('Section 162(m) of the Code'), an 'outside director' as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

        2.6 'Common Stock' means the Common Stock, $.01 par value per share, of the Company.

        2.7 'Designated Subsidiary' shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

        2.8 'Disability' shall mean a Participant's inability to perform his duties for a period of more than six (6) consecutive months as a result of an incapacity due to a physical or mental illness, as determined by the Committee in its sole discretion.

        2.9 'Effective Date' shall mean the effective date of the Plan as defined in Article XII.

        2.10 'Eligible Employees' shall mean the employees of the Company and its Designated Subsidiaries who are eligible pursuant to Article 5 to be granted Stock Options under the Plan.

        2.11 'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended.

        2.12 'Fair Market Value' for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the last sales price reported for the Common Stock on the applicable date (i) as reported on the principal national securities exchange on which it is then traded, or
    (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. For purposes of the grant of any Stock Option, the applicable date shall be the date for which the last sales price is available at the time of grant. If the Common Stock is not readily tradable on a national securities exchange or automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee on the advice of a registered investment adviser (as defined under the Investment Advisers Act of 1940).

        2.13 'Participant' shall mean any Eligible Employee of the Company or its Designated Subsidiaries who has been granted a Stock Option pursuant to
    Article VI.

        2.14 'Retirement' shall mean a Termination of Employment without Cause from the Company and/or a Designated Subsidiary by a Participant who has attained (i) at least age sixty-five (65), or (ii) such earlier date after age fifty-five (55) as approved by the Board with regard to such Participant.

        2.15 'Stock Option' or 'Option' shall mean any Stock Option to purchase shares of Common Stock granted to an Eligible Employee pursuant to Article VI.

        2.16 'Termination of Employment' shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Designated Subsidiaries, or (ii) when an entity which is employing a Participant ceases to be a Designated Subsidiary unless the Participant thereupon becomes employed by the Company or another Designated Subsidiary.

        2.17 'Transfer' or 'Transferred' shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

        2.18 'Withholding Election' shall have the meaning set forth in Section 11.4.

                                  ARTICLE III.
                                 ADMINISTRATION

    3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

    3.2 Awards. The Committee shall have full authority to grant Stock Options to Eligible Employees, pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

        (a) to select the Eligible Employees to whom Stock Options may from time to time be granted hereunder;

        (b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Employees;

        (c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Employee;

        (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder to an Eligible Employee (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

        (e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.2(d); and

        (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees in order to exercise Stock Options under the Plan.

    3.3 Guidelines. Subject to Article IX hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and Section 162(m) of the Code. The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, the Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

    3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

    3.5 Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

    3.6 Procedures. If the Committee is appointed, the Board of Directors shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.7 Designation of Consultants/Liability.

        (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

        (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Options granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Designated Subsidiary. Notwithstand-ing anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him under the Plan.

                                  ARTICLE IV.
                          SHARE AND OTHER LIMITATIONS

    4.1 Shares.

        (a) General Limitation. The aggregate number of shares of Common Stock which may be issued under the Plan with respect to which Stock Options may be granted shall not exceed five hundred thousand (500,000) shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full or if the Company repurchases any Option pursuant to
    Section 6.2(e) or shares of Common Stock issued upon exercise of an Option, the number of shares of Common Stock underlying the repurchased Option, and/or the number of shares of Common Stock underlying any unexercised Option shall again be available under the Plan.

        (b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Option which may be granted under the Plan to each Participant shall not exceed one hundred thousand (100,000) shares (subject to any increase or decrease pursuant to Section 4.2) during each calendar year during the term of the Plan. To the extent that shares of Common Stock for which Options are permitted to be granted to a Participant pursuant to Section 4.1(b) during a calendar year are not covered by a grant of an Option to a Participant issued in such calendar year, such shares of Common Stock shall automatically increase the number of shares available for grant of Options to such Participant in the subsequent calendar years during the term of the Plan.

    4.2 Changes.

        (a) The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or its Designated Subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Designated Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

        (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or any similar change affecting the Company's capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

        (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose

    Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

        (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as 'Acquisition Events'), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

        If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

    4.3 Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.

                                   ARTICLE V.
                                  ELIGIBILITY

    Officers and key employees of the Company and its Designated Subsidiaries are eligible to be granted Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

                                  ARTICLE VI.
                              STOCK OPTION GRANTS

    6.1 Options. Stock Options granted hereunder shall be non-qualified Options and are not intended to be incentive stock options that satisfy the requirements of Section 422 of the Code.

    6.2 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions, and, shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

        (a) Option Price. The purchase price per share subject to a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the par value of a share of Common Stock and, for Stock Options intended to qualify as performance-based compensation under Section 162(m) of the Code, shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock.

        (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

        (c) Exercisability. Unless otherwise determined by the Committee at grant, twenty percent (20%) of each Stock Option, subject to the terms and conditions contained herein and the respective Stock Option agreement, shall vest and become exercisable on each anniversary of the date of grant of the Option, provided that the Participant remains continuously employed by the Company and/or its Designated Subsidiaries through the applicable vesting date. If any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

        (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or part in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the surrender of vested Options owned by the Participant). No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

        (e) Buy Out and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

        (f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of Stock Option agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

        (g) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting 'reloads' such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ('Reloads'). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the 'reload' and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

        6.3 Termination of Employment. The following rules apply with regard to Options upon the Termination of Employment of a Participant:

        (a) Termination by Reason of Death. If a Participant's Termination of Employment is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (b) Termination by Reason of Disability or Retirement. If a Participant's Termination of Employment is by reason of Disability or Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one
    (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

        (c) Involuntary Termination Without Cause. If a Participant's Termination of Employment is by involuntary termination without Cause, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (d) Voluntary Termination. If a Participant's Termination of Employment is voluntary and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

        (e) Termination for Cause. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Employment (i) is for Cause or (ii) is a voluntary termination (as provided in subsection (d) above) within ninety
    (90) days after an event which would be grounds for a Termination of Employment for Cause, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination.

                                  ARTICLE VII.
                              NON-TRANSFERABILITY

    No Stock Options shall be Transferable by a Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Stock Option that is otherwise not Transferable pursuant to this Article VII is Transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

                                 ARTICLE VIII.
                          CHANGE OF CONTROL PROVISIONS

    8.1 Benefits. In the event of a Change of Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of a Stock Option, the Participant shall be entitled to the following benefits:

        (a) Subject to paragraph (b) below, all outstanding Stock Options granted prior to the Change of Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company or its Designated Subsidiary for an amount of cash equal to the excess of the Change of Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 8.1, Change of Control price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change of Control of the Company, or
    (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change of Control.

        (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise, at the time an Option is granted to a Participant hereunder, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an 'Alternative Option'), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Option must meet the following criteria:

           (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change of Control;

           (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

           (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change of Control).

    8.2 Change of Control. A 'Change of Control' shall mean the occurrence of any of the following:

           (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or its subsidiaries (including any trustee of any such plan acting in his capacity as trustee), Nortex Holdings, Inc., Larry A. Liebenow (or his estate, beneficiaries or heirs), Anthony Degomes (insofar as his shares of Common Stock are beneficially owned by Nortex Holdings, Inc.) and J. Duncan Whitehead (insofar as his shares of Common Stock are beneficially owned by Nortex Holidings, Inc.), becoming the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing twenty-five percent (25%) of the total combined voting power of the Company's then outstanding securities;

           (ii) the merger, consolidation or other business combination of the Company (a 'Transaction'), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person other than Nortex Holdings, Inc. Larry A. Liebenow (or his estate, beneficiaries or heirs), Anthony Degomes (insofar as his shares of Common Stock are beneficially owned by Nortex Holdings, Inc.) or J. Duncan Whitehead (insofar as his shares or Common Stock are beneficially owned by Nortex Holdings, Inc.) is the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

           (iii) during any period of two (2) consecutive years beginning on or after the Effective Date, the persons who were members of the Board immediately before the beginning of such period (the 'Incumbent Directors') ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least a majority of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

           (iv) the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to Nortex Holdings, Inc. or Larry A. Liebenow (or his estate, beneficiaries or heirs) or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

                                  ARTICLE IX.
                      TERMINATION OR AMENDMENT OF THE PLAN

    Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company solely to the extent required by the applicable provisions of Section 162(m) of the Code no amendment may be made which would (i) increase the maximum individual Participant limitations under
Section 4.1(b); (ii) change the classification of employees eligible to receive Stock Options under the Plan; (iii) extend the maximum option period under
Section 6.2; or (iv) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

    The Committee may amend the terms of any Stock Options theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

                                   ARTICLE X.
                                 UNFUNDED PLAN

    The Plan is intended to constitute an 'unfunded' plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE XI.
                               GENERAL PROVISIONS

    11.1 Legend. The Committee may require each person receiving shares pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    11.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    11.3 No Right to Employment. Neither the Plan nor the grant or exercise of any Stock Options hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

    11.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

    11.5 Listing and Other Conditions.

        (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system. The Company shall be obligated to list such shares on a national securities exchange or system sponsored by a national securities association. The right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

        (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

        (c) Upon termination of any period of suspension under this Section 11.5, any Stock Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

    11.6 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

    11.7 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

    11.8 Other Benefits. No Stock Option granted or exercised under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

    11.9 Costs. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to the exercise of any Stock Options hereunder.

    11.10 No Right to Same Benefits. The provisions and terms of Options need not be the same with respect to each Participant, and the Options granted to individual Participants need not be the same in subsequent years.

    11.11 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

    11.12 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

    11.13 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

    11.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                  ARTICLE XII.
                             EFFECTIVE DATE OF PLAN

    The Plan has been adopted by the Board effective as of February 24, 1997, subject to and conditioned upon the approval of the Plan by the stockholders of the Company in accordance with the laws of the State of Delaware and the requirements of any applicable national securities exchange or automated quotation system.

                                 ARTICLE XIII.
                                  TERM OF PLAN

    No Stock Option shall be granted pursuant to the Plan on or after February 24, 2007 (or such earlier termination of the Plan), but Stock Options granted prior to such date may extend beyond that date.

                                  ARTICLE XIV.
                                  NAME OF PLAN

    The Plan shall be known as the 'Quaker Fabric Corporation 1997 Stock Option Plan.'

                               AMENDMENT NO. 1 TO
               QUAKER FABRIC CORPORATION'S 1997 STOCK OPTION PLAN

    In the event of a conflict between the terms of the 1997 Stock Option Plan and the provisions of this Amendment, the provisions of this Amendment shall govern and control. All references herein are to the 1997 Stock Option Plan unless otherwise noted. Capitalized terms used herein but not defined shall have the same meaning given to them inthe 1997 Stock Option Plan.

    Paragraph 6.2 (a), Option Price, is hereby replaced in its entirety with:

          (a) Option Price. The purchase price per share subject to a Stock Option shall be determied by the Committee at the time of grant but shall not be less than the greater of (i) the Fair Market Value of a share of Common Stock on the date of grant and (ii) the par value of a share of Common Stock on the date of grant.

    Paragraph 6.2 (f), Form, Modification, Extension and Renewal of Options, is hereby modified by adding the following phrase to the end of such paragraph:

          ; provided, however, that the Committee shall not decrease the exercise price of outstanding options except pursuant to the provisions of paragraph 4.2 (b) Changes.

1234-PS-2000

                                 PRELIMINARY COPY

                                   APPENDIX 1

                                   DETACH HERE

                                      PROXY

                           QUAKER FABRIC CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2000

     The undersigned stockholder of QUAKER FABRIC CORPORATION (the "Company") hereby appoints Larry A. Liebenow and Cynthia L. Gordan, and either of them the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the corporate offices of BankBoston, 100 Federal Street, Second Floor, Boston, MA 02110 on May 18, 2000 at 11:00 A.M. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock; and the undersigned authorizes and instructs said proxies to vote as follows on the reverse side.

NOTE: PROXIES THAT ARE MARKED ABSTAIN WILL BE COUNTED AS PRESENT AT THE MEETING.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                 SIDE

                                   DETACH HERE

[X] Please mark
    votes as in
    this example.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


1. ELECTION OF DIRECTORS:

   NOMINEES:  (01) Sangwoo Ahn, (02) Larry A. Liebenow,
              (03) Jerry I. Porras, (04) Eriberto R. Scocimara.


   FOR                     WITHHELD
   ALL                     FROM ALL
NOMINEES [ ]          [ ]  NOMINEES

                                                                         MARK HERE
                                                                        FOR ADDRESS
                                                                         CHANGE AND
[ ] ______________________________________________________________       NOTE BELOW  [ ]
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided above.

                                                                                   FOR      AGAINST      ABSTAIN
2. PROPOSAL TO APPROVE THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
   AUDITORS OF THE COMPANY FOR FISCAL 2000.                                        [ ]        [ ]          [ ]

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
   INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 40,000,000.         [ ]        [ ]          [ ]


4. PROPOSAL TO APPROVE AMENDMENTS TO THE 1997 STOCK OPTION                         FOR      AGAINST       ABSTAIN
   PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
   TO 1,500,000 AND TO PROHIBIT THE REPRICING OF OPTIONS GRANTED.                  [ ]        [ ]          [ ]

5. In their discretion, the holders of this proxy are authorized to vote upon such other matters as may properly come before the meeting.

Please date and sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint owner must sign. Executors, administrators, trustees, etc., should so indicate when signing and when more than one executor, etc. is named, a majority must sign. If signing for a corporation, please sign full corporate name by duly authorized officer.

Signature:_________________________________ Date:______________ Signature:________________________________ Date:_______________